UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2011

UNITED CONTINENTAL HOLDINGS, INC.

UNITED AIR LINES, INC.

CONTINENTAL AIRLINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-06033	36-2675207
Delaware	001-11355	36-2675206
Delaware	001-10323	74-2099724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

77 W. Wacker Drive, Chicago, IL	60601
77 W. Wacker Drive, Chicago, IL	60601
1600 Smith Street, Dept. HQSEO, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(312) 997-8000

(312) 997-8000

(713) 324-2950

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

In June 2011, United Continental Holdings, Inc. (“UAL”), the holding company whose primary subsidiaries are United Air Lines, Inc. (“United”) and Continental Airlines, Inc. (“Continental”), United, Continental and Mileage Plus Holdings, LLC, a subsidiary of United (collectively, the “Company”), executed an Amended and Restated Co-Branded Card Marketing Services Agreement (the “Co-Brand Agreement”) with Chase Bank USA, N.A. (“Chase”), pursuant to which the Company sells mileage credits to Chase and the Company’s loyalty program members accrue frequent flyer miles for making purchases using credit cards issued by Chase. In connection with the merger of Continental with a wholly owned subsidiary of UAL on October 1, 2010, the Co-Brand Agreement modifies and combines the previously existing co-branded agreements between Chase and each of United and Continental, respectively.

As previously disclosed in the Company’s Form 10-K for the year ended December 31, 2010 and Form 10-Q for the quarter ended March 31, 2011, the Company made changes in accounting for its loyalty programs as a result of the required adoption of Accounting Standards Update 2009-13, “Multiple-Deliverable Revenue Arrangements – a consensus of the FASB Emerging Issues Task Force” (“ASU 2009-13”), which is applied to all contracts entered into or materially modified after the adoption date of the new accounting standard on January 1, 2011. Under the new accounting standard, the Company must determine if an arrangement contains multiple deliverables and, if so, allocate the selling price of mileage credits and other contracted services to the individually identified deliverables, in accordance with the guidance provided in ASU 2009-13. The Co-Brand Agreement contains multiple deliverables, including air transportation and marketing-related deliverables. The total selling price of mileage credits and other contracted services sold to Chase under the Co-Brand Agreement will be allocated to each of the respective deliverables on a pro-rata basis as if each deliverable were sold on a separate basis. As compared to the historical accounting policy, the new accounting standard decreases the value of the air transportation deliverable that the Company records as deferred revenue and increases the value of the marketing-related deliverables recorded in other revenue at the time these marketing-related deliverables are provided.

The Co-Brand Agreement became subject to ASU 2009-13 in the second quarter of 2011, the period in which the contract was executed. The provisions of ASU 2009-13 require that existing deferred revenue be adjusted to reflect the revised, estimated selling price of the undelivered air transportation deliverable based on the terms of the modified contract. Because the Co-Brand Agreement is considered a modification of the previously existing co-branded agreements of United and Continental, the Company will record a one-time non-cash adjustment, which may be material, to revenue in the second quarter of 2011 based on the provisions of ASU 2009-13. We expect that the application of the new accounting standard for the remainder of 2011 from this contract modification will increase UAL’s total revenue as compared to the historical accounting policy. The Company is in the process of determining the one-time impact and ongoing impact of the contract modification on UAL’s revenue, which will be impacted by numerous factors, including the volume of mileage credits sold to Chase during the remainder of the term of the contract.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED CONTINENTAL HOLDINGS, INC.
UNITED AIR LINES, INC.
CONTINENTAL AIRLINES, INC.

By:	/s/ Chris Kenny
Name:	Chris Kenny
Title:	Vice President and Controller

Date: June 16, 2011